EXHIBIT 21
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          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
              LIST OF SUBSIDIARIES OF THE REGISTRANT


The following are current subsidiaries of the Registrant.


Subsidiary and Name Under Which Business is Done     Where Organized

Texas Instruments Deutschland G.m.b.H.                Germany
Texas Instruments France S.A.                         France
Texas Instruments Holland B.V.                        Netherlands
Texas Instruments Hong Kong Limited                   Hong Kong
Texas Instruments Italia S.p.A.                       Italy
Texas Instruments Japan Limited                       Japan
Texas Instruments Limited                             United Kingdom
Texas Instruments Malaysia Sdn. Bhd.                  Malaysia
Texas Instruments (Philippines) Incorporated          Delaware
Texas Instruments Singapore (Pte) Limited             Singapore
Texas Instruments Taiwan Limited                      Taiwan
TI Information Engineering Limited                    United Kingdom




Note:   The names of other subsidiaries of the Registrant are not listed herein since the additional subsidiaries considered in the aggregate as a single subsidiary do not constitute a significant subsidiary as defined by Rule 1.02(v) of Regulation S-X.